                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549

                                      FORM 8-K

                                  CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported):  June 13, 1998


                            CENTURA SOFTWARE CORPORATION
               (Exact name of registrant as specified in its charter)

                                      0-21010
                              (Commission File Number)

               California                                94-2874178
     (State or other jurisdiction of       (I.R.S. Employer Identification No.)
      incorporation)


                975 Island Drive, Redwood Shores, California  94065
              (Address of principal executive offices, with zip code)

                                   (650) 596-3400
                (Registrant's telephone number, including area code)

     Formerly Gupta Corporation, 1060 Marsh Road, Menlo Park, California  94025
           (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS.

               On June 26, 1998, Centura Software Corporation (the "Company") issued a press release announcing that it had successfully completed its 1998 Annual Shareholders Meeting and that it had reached agreement with its largest shareholder, Newport Acquisition Company No. 2 LLC ("NAC"), to amend the Investor Rights Agreement ("IRA") dated February 27, 1998 between the Company and NAC. Pursuant to the Amendment to the IRA, certain terms of NAC's antidilution protection have been modified and the Company has agreed to accelerate registration of shares of its Common Stock held by NAC (totaling approximately 11.4 million shares) and warrants to purchase Common Stock of the Company held by NAC (totaling approximately 1.2 million shares).

               A copy of the Company's press release is attached as Exhibit 99.9 hereto and incorporated by reference herein.

               A copy of Amendment to Investor Rights Agreement dated June 13, 1998 between NAC and the Company is attached as Exhibit 99.10 hereto and incorporated by reference herein.


ITEM 7.   EXHIBITS.

Exhibit Number     Description
99.9               Press Release dated June 26, 1998

99.10 Amendment to Investor Rights Agreement dated June 13, 1998 between NAC and the Company

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CENTURA SOFTWARE CORPORATION



Date:  June 30, 1998       By: /s/ John Bowman
                              -----------------------------------
                                   John Bowman
                                   Vice President of Finance and Administration
                                   and Chief Financial Officer

                               INDEX TO EXHIBITS

Exhibit                                                           Page
Number                                                            No.
-------                                                           ----
99.9          Press Release dated June 26, 1998                     5

99.10         Amendment to Investor Rights Agreement dated
              June 13, 1998 between NAC and the Company             7